SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 20, 2010

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Amendment to Rights Agreement

Item 3.03 below is incorporated herein by reference.

Agreement with Singer Children’s Management Trust

On April 20, 2010, Evolving Systems, Inc. (the “Company”) entered into an agreement with the Singer Children’s Management Trust (the “Trust”), which beneficially owns approximately 21.8% of the Company’s Common Stock.  In the Agreement, the Company agreed to increase the size of the Compensation Committee of the Board of Directors from three (3) members to four (4) and, for so long as the Trust is the beneficial holder of twenty percent (20%) or more of the Company’s common stock, to appoint at least two (2) persons to the Compensation Committee who have been nominated to the Board of Directors by the Trust.  The Company also agreed that all action by the Compensation Committee would require unanimous approval of the members.  The Company also agreed to amend the Rights Agreement, as described in Item 3.03 below.  The Trust agreed that it would vote its shares at the 2010 annual meeting of stockholders in favor of a proposal to amend the Company’s 2007 Stock Incentive Plan to provide that, exclusive of shares of Common Stock subject to awards existing as at April 20, 2010 (which shares, when no longer subject to such awards, may not be added to the Plan’s share reserve), the total number of shares of Common Stock authorized for issuance under the plan would be 250,000 shares and to provide for certain other amendments, all as described more fully in the Proxy Statement.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03                                             Material Modification to Rights of Security Holders

Effective April 20, 2010, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Rights Agreement dated as of March 4, 2009 as amended on December 10, 2009 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company LLC (the “Rights Agent”).  The Amendment increases, from 25.0% to 29.0%, the percentage of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that a person or group of affiliated or associated persons may beneficially own without becoming an Acquiring Person and triggering the exercisability of the Rights.  All other provisions of the Rights Agreement remain unchanged.

Item 9.01               Financial Statements and Exhibits

Exhibit Number	Description

10.1	Agreement dated April 20, 2010 between Evolving Systems and the Singer Children’s Management Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2010.

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel